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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 20, 1995
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First Chicago Corporation
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(Exact name of registrant as specified in its charter)


Delaware                            1-6052                     36-2669970
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(State or other jurisdiction     (Commission                 (IRS Employer
    of incorporation)            File Number)              Identification No.)


One First National Plaza, Chicago, IL                             60670
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(Address of principal executive offices)                       (ZIP Code)


Registrant's telephone number, including area code  312-732-4000
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Item 5. Other Events
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The Registrant hereby incorporates by reference the information contained in
Attachment A hereto in response to this Item 5.









Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  First Chicago Corporation
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                                  (Registrant)


Date: October 20, 1995            By: Maurice E. Moore
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                                  Title: Senior Vice President and
                                         Treasurer
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                                  Attachment A
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  CHICAGO AND DETROIT, Oct. 20, 1995 -- Shareholders of First Chicago
Corporation and NBD Bancorp, Inc., today approved the merger of the two organizations at special meetings held in Chicago and Detroit.

  Of all First Chicago shares voted, 97.5% voted in favor of the merger agreement. Votes in favor of the merger were in excess of 81% of the total number of outstanding First Chicago shares. Of all NBD shares voted, 97% voted in favor of the merger agreement. Votes in favor of the merger were in excess of 73% of the total number of outstanding NBD shares.

  The new Corporation will be called First Chicago NBD Corporation. Subject to receiving all required regulatory approvals, management of the new company expects the merger to be completed on November 30, 1995.

  Provided that the transaction closes on November 30, a common stock dividend for the fourth quarter is expected to be considered at the December 8 meeting of the new Corporation's Board of Directors. Management will recommend to the new Corporation's Board that the dividend record date be December 18, and the payable date be January 1, 1996. This declaration would replace First Chicago's customary November dividend action.

  Shares of common stock of First Chicago NBD Corporation will be listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange and trade under the symbol FCN.
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  Under terms of the transaction, First Chicago shareholders will receive 1.81 shares of common stock in the new company in exchange for each share of First Chicago common stock. Each share of NBD common stock will represent one share in the new company. In addition, each holder of First Chicago Preferred Stock and Depositary Shares will be entitled to receive Preferred Stock or Depositary Shares, as applicable, of the new company.

  Thomas will serve as Chairman of the Board of First Chicago NBD Corporation until his retirement at the annual meeting of the new company in May 1996. Istock will be President and Chief Executive Officer of the new company, and will assume the additional title of Chairman of the Board upon Thomas's retirement.

  First Chicago NBD is expected to have assets of about $125 billion, and market capitalization of nearly $13 billion. The merger will create the Midwest's leading provider of financial services to consumers, middle market companies and large corporate customers.